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                                                                   EXHIBIT 10.16

                              CONSULTING AGREEMENT

      This Consulting Agreement is entered into effective August 5, 2003 by and among Corporate Builders, L.P., a limited partnership organized under the laws of New York ("CB"), Maximum Ventures, Inc., a New York corporation ("MV") and Jill Kelly Productions, Inc., a Delaware corporation ("JKP") with respect to the following facts:

      A. CB has been retained by MV to assist MV in its promotion of JKP and the introduction of financing sources to MV.

      B. JKP desires to retain CB to promote its corporate image on the terms and conditions set forth herein.

      NOW THEREFORE THE PARTIES DO HEREBY AGREE AS FOLLOWS:

      1. Nature of Services. CB shall use its best efforts to promote JKP and introduce MV to financing sources (the "Services"). CB warrants and represents that all services it provides comply with all applicable laws, rules and regulations.

      2. Compensation. In consideration of the Services provided by CB under this Agreement, CB shall receive, within sixty (60) days of the date of execution of this Agreement by JKP, the following:

      a. From JKP: Five Hundred Thousand (500,000) shares of common stock (the "Common Stock"), par value $.001, of Jill Kelly Productions Holding, Inc. that contains standard restrictions (the "JKXJ Restricted Stock") and One Hundred Twenty Five Thousand (125,000) warrants to purchase the Common Stock at $0.25 per share (the "JKXJ Company Warrants").

      B. From MV: Five Hundred Thousand (500,000) warrants to purchase restricted JKXJ Common Stock at $0.001 per share (the "JKXJ MV Warrants"; and, together with the JKXJ Company Warrants, the "JKXJ Warrants") and an option from MV to purchase One Hundred Twenty Five Thousand (125,000) shares of JKXJ Common Stock at $0.25 per share (the "JKXJ Options").

CB acknowledges its understanding that (i) the JKXJ Restricted Stock, JKXJ Warrants, JKXJ Options and the shares of Common Stock from the exercise of the JKXJ Warrants and JKXJ Options (the "JKXJ Underlying Shares") have not been registered under the Securities Act of 1933, as amended; (ii) the JKXJ Warrants, JKXJ Options, JKXJ Common Stock and JKXJ Underlying Shares shall be subject to various restrictions; and (iii) the JKXJ Warrants, JKXJ Options, JKXJ Common Stock and JKXJ Underlying Shares will not be marketable or transferable until after they are duly registered. The JKXJ Restricted Shares and the JKXJ Underlying Shares will be included in the registration filed by JKP. CB agrees that, after registration, on any given day, CB may not sell or otherwise transfer its JKXJ Restricted Stock, JKXJ Warrants, JKXJ Options and JKXJ Underlying Shares except as follows: sale or transfer is limited to the greater

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of five thousand (5,000) shares per day or twenty five percent (25%) of the average volume of JKP shares traded in the five (5) days preceding the date of intended sale or transfer by CB. Neither JKP nor MV makes any representations or warranties with respect to the value of the JKXJ Warrants, JKXJ Options, JKXJ Common Stock and JKXJ Underlying Shares.

The JKXJ Warrants, JKXJ Options, JKXJ Common Stock and JKXJ Underlying Shares held by CB may be transferred by CB to an affiliate of CB.

      3. Term. This Agreement shall automatically expire two (2) years from the date of execution of this Agreement. Either party may terminate this upon thirty
(30) days' written notice to the other. In the event of termination after September 23, 2003, CB shall still be entitled to receive the compensation described in paragraph 2 above.

      4. Notice. Any notice given under this Agreement must be made in writing by personal delivery, or by first class mail, postage prepaid, registered or certified, with return receipt requested, or by express mail and by fax, bearing the address and fax number herein set forth or such other address as may be specified in a written notice given to the other party in the manner herein set forth. Notices so given shall be effective on the second day after the date of mailing or on the date of personal delivery or fax, addressed as follows:

      If to JKP:        Jill Kelly Productions, Inc.
                        8923 Sunset Blvd.
                        Los Angeles, CA  90069
                        Attention: Robert Friedland, CEO
                        Telephone: (310) 360-7900
                        Fax:       (310) 360-7933

      If to CB:         Corporate Builders
                        P.O. Box 8737
                        Deerfield Beach, FL 33443
                        Attention:  Earnest D. Chu
                        Telephone:  (561) 315-6311
                        Fax: (954) 567-4637

      If to MV:         Maximum Ventures, Inc.
                        1175 Walt Whitman Road, Suite 100
                        Melville, NY 11747
                        Attention: Abraham Mirman
                        Telephone: (631) 424-9009
                        Fax:       (631) 424-9010

      5. Authorization. Each party signing this Agreement and any documents executed in connection with this Agreement, whether signed individually or on behalf of any person or entity, warrants and represents that he has full authority to execute it on

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behalf of the party on whose behalf he so signs. Each separately acknowledges and represents that the representations and warranties contained herein are essential and material provisions of this Agreement and shall survive execution of this Agreement. Each party agrees to perform any further acts, and to execute and deliver such documents as are reasonably necessary or appropriate to fully implement the provisions of this Agreement. Time is of the essence to the performance of all matters hereunder.

      6. Entire Agreement. This instrument contains the entire agreement and understanding between the parties hereto with respect to the matters contained herein and supersedes and replaces all prior negotiations and agreements between the parties hereto, or any of them, whether written or oral.

      7. No Assignment. CB shall not assign its obligations under this Agreement without the prior written consent of JKP.

      8. California Law. This Agreement is made and entered into in the State of California and shall in all respects be interpreted, enforced and governed by and under the laws of said State. If any provision of this Agreement is held to be invalid, void or unenforceable, the balance of the provisions shall, nevertheless, remain in full force and effect and shall be in no way affected, impaired or invalidated.

      9. Counterparts. This Agreement shall be effective only after all parties have signed same in the spaces provided. This Agreement may be executed in multiple counterpart copies, each of which shall be deemed an original.

      10. Headings and Pronouns. The headings in this Agreement are for convenience only and shall not affect, govern or control the construction hereof. Masculine or feminine pronouns shall be substituted for the neuter forms, and feminine pronouns shall be substituted for the masculine, and vice versa, and the plural shall be substituted for the singular and vice versa, in any place or places herein in which the context requires such substitution.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above-written.

                                        "JKP"

                                         Jill Kelly Productions, Inc.,
                                         A Delaware corporation

                                         By:  /s/ Robert A. Friedland
                                              ---------------------------------
                                                  Robert A. Friedland, CEO

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                                         "CB"

                                         Corporate Builders, L.P.

                                         By:  /s/ Earnest D. Chu
                                              ---------------------------------
                                                  Earnest D. Chu

                                         Title:  CEO

                                         "MV"

                                         Maximum Ventures

                                         By:  /s/ Abraham Mirman
                                              ---------------------------------

                                         Name:  Abraham Mirman

                                         Title:  CEO

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